Exhibit 99.1

Annaly Capital Management, Inc. Reports 4th Quarter 2008 Core EPS of $0.47 and Core EPS for the Year of $2.20; Income Statement Reflects Change in Treatment of Interest Rate Swaps

NEW YORK--(BUSINESS WIRE)--February 4, 2009--Annaly Capital Management, Inc. (NYSE: NLY) today reported Core Earnings for the quarter ended December 31, 2008 of $261.8 million or $0.47 per average share available to common shareholders as compared to Core Earnings of $151.1 million or $0.37 per average share available to common shareholders for the quarter ended December 31, 2007, and Core Earnings of $335.0 million or $0.61 per average share available to common shareholders for the quarter ended September 30, 2008. The Company reported Core Earnings for the year ended December 31, 2008 of $1.1 billion or $2.20 per average share available to common shareholders as compared to Core Earnings of $394.4 million or $1.25 per average share available to common shareholders for the year ended December 31, 2007. “Core Earnings” represents a non-GAAP measure and is defined as net income (loss) excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps and unrealized gain or loss on interest rate swaps

As previously announced, beginning in the fourth quarter of 2008 the Company will no longer apply hedge accounting to its interest rate swaps under Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Instruments and Hedging Activities”. As a result, unrealized gains and losses on interest rate swaps will be reported in earnings for GAAP net income. In the quarter ended December 31, 2008, the Company recorded an unrealized loss on interest rate swaps of $768.3 million. The Company continues to designate its interest rate swaps as hedges for tax purposes and any unrealized gains or losses should not affect its distributable net income. On a GAAP basis, net loss for the quarter ended December 31, 2008 was $507.0 million or $0.95 basic net loss per average share related to common shareholders, as compared to net income of $152.9 million or $0.38 basic net income per average share available to common shareholders for the quarter ended December 31, 2007, and net income of $302.1 million or $0.55 basic net income per average share available to common shareholders for the quarter ended September 30, 2008. On a GAAP basis, the net income for the year ended December 31, 2008 was $346.2 million or $0.64 basic net income per average share available to common shareholders, as compared to net income of $414.4 million or $1.32 basic net income per average share available to common shareholders for the year ended December 31, 2007.

During the quarter ended December 31, 2008, the Company sold $4.3 billion of Mortgage-Backed Securities, resulting in a realized loss of $468,000. During the quarter ended December 31, 2007, the Company sold $549.4 million of Mortgage-Backed Securities, resulting in a realized gain of $1.8 million. During the quarter ended September 30, 2008, the Company sold $4.8 billion of Mortgage-Backed Securities, resulting in a realized loss of $1.1 million. During the year ended December 31, 2008, the Company sold $15.1 billion of Mortgage-Backed Securities, resulting in a realized gain of $10.7 million. During the year ended December 31, 2007, the Company sold $4.9 billion of Mortgage-Backed Securities, resulting in a realized gain of $19.1 million. In addition, for the year ended December 31, 2007, the Company had a $2.1 million gain on the termination of interest rate swaps with a notional amount of $900.0 million.

Common dividends declared for the quarter ended December 31, 2008 were $0.50 per share, as compared to $0.34 per share for the quarter ended December 31, 2007 and $0.55 per share for the quarter ended September 30, 2008. The annualized dividend yield on the Company’s common stock for the quarter ended December 31, 2008, based on the December 31, 2008 closing price of $15.87, was 12.60%. Common dividends declared for the year ended December 31, 2008 were $2.08 per share, as compared to $1.04 per share for the year ended December 31, 2007. On a Core Earnings basis, the Company provided an annualized return on average equity of 14.52% for the quarter ended December 31, 2008, as compared to 12.92% for the quarter ended December 31, 2007 and 18.55% for the quarter ended September 30, 2008. On a GAAP basis, the Company provided an annualized loss on average equity of 28.12% for the quarter ended December 31, 2008, as compared to an annualized return on average equity of 13.07% for the quarter ended December 31, 2007, and 16.73% for the quarter ended September 30, 2008. On a Core Earnings basis, the Company provided a return on average equity of 17.00% for the year ended December 31, 2008, as compared to 10.63% for the year ended December 31, 2007. On a GAAP basis, the Company provided a return on average equity of 5.18% for the year ended December 31, 2008, as compared to 11.17% for the year ended December 31, 2007.

Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the Company’s results. “On behalf of our shareholders, I want to thank my colleagues and staff for the tremendous job guiding our Company through 2008, a year that will go down in history as one of the most tumultuous and game-changing periods in the global financial markets. Looking ahead, while 2009 will likely see more uncertainty and volatility, we believe the continued conservative management of our portfolio will position us to take advantage of opportunities that arise in this environment.”

For the quarter ended December 31, 2008, the annualized yield on average earning assets was 5.50% and the annualized cost of funds on the average repurchase balance was 3.79%, which results in an interest rate spread of 1.71%. This is an 83 basis point increase over the 0.88% annualized interest rate spread for the quarter ended December 31, 2007 and a 37 basis point decrease over the 2.08% annualized interest rate spread for the quarter ended September 30, 2008. For the quarter ended December 31, 2007, the annualized yield on average earning assets was 5.81% and the annualized cost of funds on the average repurchase balance was 4.93%. For the quarter ended September 30, 2008, the annualized yield on average earning assets was 5.62% and the annualized cost of funds on the average repurchase balance was 3.54%. At December 31, 2008, the weighted average yield on assets was 5.03% and the cost of funds, including the effect of interest rate swaps, was 4.08%, which results in an interest rate spread of 0.95%. Leverage at December 31, 2008 was 6.4:1, in comparison to 8.7:1 at December 31, 2007 and 7.2:1 at September 30, 2008.

Fixed-rate securities comprised 64% of the Company’s portfolio at December 31, 2008. The balance of the portfolio was comprised of 28% adjustable-rate mortgages and 8% LIBOR floating-rate collateralized mortgage obligations. At December 31, 2008, the Company had entered into interest rate swaps with a notional amount of $17.6 billion, or 32% of the portfolio. The purpose of the swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds. Since the Company will be receiving a floating rate on the notional amount of the swaps, the effect of the swaps is to lock in a spread relative to the cost of financing. As of December 31, 2008, all of the Company’s Investment Securities were FNMA, FHLMC and GNMA mortgage-backed securities and Agency debentures, which carry an actual or implied “AAA” rating.

“Our team remains focused on managing the risks to which we are exposed in our strategy, evaluating the opportunities in our market and assessing the possible outcomes of evolving policy decisions,” said Wellington Denahan-Norris, Annaly’s Vice Chairman, Chief Investment Officer and Chief Operating Officer. “We believe our prudent use of leverage and the balanced composition of our portfolio of Agency assets puts us in good position to perform during this period. After taking into account the effect of interest rate swaps, at December 31, 2008 our portfolio of Investment Securities was comprised of 32% fixed-rate, 28% adjustable-rate and 40% floating-rate assets.”

The following table summarizes portfolio information for the Company:

	December 31,	December 31,	September 30,
	2008	2007	2008
Leverage at period-end	6.4:1	8.7:1	7.2:1
Fixed-rate investment securities as % of portfolio	64%	71%	65%
Adjustable-rate investment securities as % of portfolio	28%	21%	27%
Floating-rate investment securities as % of portfolio	8%	8%	8%
Notional amount of interest rate swaps as % of portfolio	32%	31%	33%
Annualized yield on average earning assets during the quarter	5.50%	5.81%	5.62%
Annualized cost of funds on average repurchase balance during the quarter	3.79%	4.93%	3.54%
Annualized interest rate spread during the quarter	1.71%	0.88%	2.08%
Weighted average yield on assets at period-end	5.03%	5.75%	5.27%
Weighted average cost of funds at period-end	4.08%	4.76%	3.59%
Interest rate spread at period-end	0.95%	0.99%	1.68%
Weighted average receive rate on interest rate swaps at period-end	1.18%	5.06%	2.69%
Weighted average pay rate on interest rate swaps at period-end	4.66%	5.03%	4.70%

The Constant Prepayment Rate was 10% during the fourth quarter of 2008, as compared to 12% during the fourth quarter of 2007, and 11% during the third quarter of 2008. The weighted average cost basis of the Company’s Investment Securities was 101.1 at December 31, 2008. The net amortization of premiums and accretion of discounts on Investment Securities for the quarters ended December 31, 2008, December 31, 2007 and September 30, 2008 was $26.8 million, $16.2 million, and $18.7 million, respectively. The total net premium remaining unamortized at December 31, 2008, December 31, 2007 and September 30, 2008 was $555.0 million, $328.4 million, and $525.4 million, respectively.

General and administrative expenses as a percentage of average assets were 0.18%, 0.16% and 0.17% for the quarters ended December 31, 2008, December 31, 2007, and September 30, 2008, respectively. At December 31, 2008, December 31, 2007, and September 30, 2008, the Company had a common stock book value per share of $12.94, $12.51 and $12.70, respectively.

During the quarter, Annaly completed the previously announced transaction to acquire Merganser Capital Management LP. Merganser is a Boston-based institutional fixed income manager which, at December 31, 2008, had $4.6 billion in assets under management. Subsequent to quarter end, Annaly’s newly-formed subsidiary which will operate as a broker-dealer was granted membership in the Financial Industry Regulatory Authority (FINRA).

At December 31, 2008, Annaly’s wholly-owned registered investment advisors had under management approximately $7.0 billion in net assets and $15.3 billion in gross assets, as compared to $3.1 billion in net assets and $15.4 billion in gross assets at December 31, 2007 and $2.4 billion in net assets and $10.5 billion in gross assets at September 30, 2008. For the quarter ended December 31, 2008, the investment advisors earned investment advisory and service fees, net of fees paid to distributors, of $6.9 million, as compared to $4.9 million for the quarter ended December 31, 2007 and $7.4 million for the quarter ended September 30, 2008.

Annaly manages assets on behalf of institutional and individual investors worldwide. The Company’s principal business objective is to generate net income for distribution to investors from its Investment Securities and from its subsidiaries. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), and currently has 544,280,475 shares of common stock outstanding.

The Company will hold the fourth quarter 2008 earnings conference call on February 5, 2009 at 10:00 a.m. EST. The number to call is 800-638-5439 for domestic calls and 617-614-3945 for international calls and the pass code is 72730916. The replay number is 888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 30806332. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on E-Mail alerts, enter your e-mail address where indicated and click the Subscribe button.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, changes in government regulations affecting our business, our ability to maintain our qualification as a REIT for federal income tax purposes, risk associated with the broker-dealer business of our subsidiary, and risks associated with the investment advisory business of our subsidiaries, including the removal by clients of assets they manage, their regulatory requirements and competition in the investment advisory business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)

	December 31, 2008 (Unaudited)	September 30, 2008 (Unaudited)	June 30, 2008 (Unaudited)	March 31, 2008 (Unaudited)	December 31, 2007 (1)

ASSETS

Cash and cash equivalents	$909,353	$1,083,814	$1,462,737	$1,549,041	$103,960
Reverse repurchase agreements	562,119	619,657	49,964	800,000	-
Mortgage-Backed Securities, at fair value	55,046,995	54,840,928	58,017,305	56,115,025	52,879,528
Agency debentures, at fair value	598,945	618,352	731,995	738,837	253,915
Available-for-sale equity securities, at fair value	52,795	22,490	32,631	44,546	64,754
Trading securities, at fair value	-	2,199	23,478	1,836	11,675
Receivable for Mortgage-Backed Securities sold	75,546	2,446,342	824,308	174,413	276,737
Accrued interest and dividends receivable	282,532	295,925	303,228	287,261	271,996
Receivable from prime broker on equity investment(2)	16,886	-	-	-	-
Receivable for advisory and service fees	6,103	3,581	4,703	4,581	3,598
Intangible for customer relationships	12,380	6,726	7,604	8,840	9,842
Goodwill	27,917	22,966	22,966	22,966	22,966
Other assets	6,044	2,602	3,216	4,347	4,543

Total assets	$57,597,615	$59,965,582	$61,484,135	$59,751,693	$53,903,514

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Repurchase agreements	$46,674,885	$51,075,758	$51,839,663	$51,324,007	$46,046,560
Payable for Investment Securities purchased	2,062,030	839,235	1,405,109	828,235	1,677,131
Trading securities sold, not yet purchased, at fair value	-	30,903	48,718	37,268	32,835
Accrued interest payable	199,985	168,361	154,615	172,575	257,608
Dividends payable	270,736	296,254	296,201	224,823	136,618
Accounts payable and other liabilities	8,380	26,385	36,625	20,123	36,688
Interest rate swaps, at fair value	1,102,285	384,258	400,998	789,859	398,096
Total liabilities	50,318,301	52,821,154	54,181,929	53,396,890	48,585,536

Minority interest in equity of consolidated affiliate	-	-	-	-	1,574

6.00% Series B Cumulative Convertible Preferred Stock: 4,600,000 shares authorized, 3,963,525, 4,496,525, 4,496,525, 4,597,550 and 4,600,000, shares issued and outstanding, respectively	96,042	108,957	108,957	111,405	111,466

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, 7,412,500 shares issued and outstanding	177,088	177,088	177,088	177,088	177,088
Common stock, par value $.01 per share, 987,987,500 authorized, 541,475,366, 540,189,101, 538,546,666, 468,380,797 and 401,822,703, issued and outstanding, respectively	5,415	5,402	5,385	4,684	4,018
Additional paid-in capital	7,633,438	7,616,528	7,592,161	6,506,494	5,297,922
Accumulated other comprehensive income (loss)	252,230	(661,498)	(478,791)	(335,814)	(152,197)
Accumulated deficit	(884,899)	(102,049)	(102,594)	(109,054)	(121,893)

Total stockholders’ equity	7,183,272	7,035,471	7,193,249	6,243,398	5,204,938

Total liabilities, minority interest, Series B Cumulative Convertible Preferred Stock and stockholders’ equity	$57,597,615	$59,965,582	$61,484,135	$59,751,693	$53,903,514

(1)	Derived from the audited consolidated financial statements at December 31, 2007.

(2)

The Company invested $45,000,000 in an equity fund and has redeemed $56,000,000. Net unrealized gains in the fund valued at September 15, 2008 still remain at the prime broker, Lehman Brothers International (Europe), which is in bankruptcy and the ultimate recovery of such amount remains uncertain.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)
(dollars in thousands, except per share data)

	For the quarters ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2008	2008	2008	2008	2007
Interest income	$740,282	$810,659	$773,359	$791,128	$720,925

Interest expense	450,805	458,250	442,251	537,606	558,435

Net interest income	289,477	352,409	331,108	253,522	162,490

Other (loss) income
Investment advisory and service fees	7,224	7,663	6,406	6,598	5,636
(Loss) gain on sale of Mortgage-Backed Securities	(468)	(1,066)	2,830	9,417	1,829
(Loss) income from trading securities	(2,010)	7,671	2,180	1,854	7,187
Dividend income from available-for-sale equity securities	612	580	580	941	91
Loss on other-than-temporarily impaired securities(1)	-	(31,834)	-	-	-
Unrealized loss on interest rate swaps(2)	(768,268)	-	-	-	-
Total other (loss) income	(762,910)	(16,986)	11,996	18,810	14,743

Expenses
Distribution fees	287	299	370	633	782
General and administrative expenses	26,957	25,455	27,215	23,995	20,174
Total expenses	27,244	25,754	27,585	24,628	20,956

(Loss) income before income taxes and minority interest	(500,677)	309,669	315,519	247,704	156,277

Income taxes	6,302	7,538	7,527	4,610	3,100

(Loss) income before minority interest	(506,979)	302,131	307,992	243,094	153,177

Minority interest	-	-	-	58	245

Net (loss) income	(506,979)	302,131	307,992	243,036	152,932

Dividend on preferred stock	5,135	5,335	5,334	5,373	5,374

Net (loss) income (related) available to common shareholders	($512,114)	$296,796	$302,658	$237,663	$147,558

Net (loss) income (related) available per share to common shareholders:
Basic	($0.95)	$0.55	$0.60	$0.54	$0.38
Diluted	($0.95)	$0.54	$0.59	$0.53	$0.37

Weighted average number of common shares outstanding:
Basic	541,099,147	538,706,131	503,758,079	443,812,432	389,410,812
Diluted	541,099,147	547,882,488	512,678,975	452,967,457	398,247,632

Net (loss) income	($506,979)	$302,131	$307,992	$243,036	$152,932
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities	863,018	(232,347)	(529,008)	217,563	491,626
Unrealized gain (loss) on interest rate swaps	50,242	16,740	388,861	(391,763)	(256,034)
Reclassification adjustment for losses (gains) included in net income	468	32,900	(2,830)	(9,417)	(1,829)
Other comprehensive income (loss)	913,728	(182,707)	(142,977)	(183,617)	233,763
Comprehensive income	$406,749	$119,424	$165,015	$59,419	$386,695

(1)	Although the Company has the intent and ability to retain its investment in Chimera Investment Corporation, the Company determined that it is appropriate to recognize an other-than-temporary impairment charge of $31.8 million. Recognition of such impairment charges will not reduce the taxable income of the Company. The non-cash charge is the difference between the purchase price for the shares and their fair value at September 30, 2008.

(2)	Beginning in the fourth quarter of 2008, the Company no longer applies hedge accounting to its interest rate swaps under SFAS 133. As a result, changes in unrealized gains and losses in interest rate swaps will be reported in the income statement for GAAP purposes.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(dollars in thousands, except per share data)

	For the twelve months ended
	December 31, 2008	December 31, 2007(1)
Interest income	$3,115,428	$2,355,447

Interest expense	1,888,912	1,926,465

Net interest income	1,226,516	428,982

Other (loss) income
Investment advisory and service fees	27,891	22,028
Gain on sale of Mortgage-Backed Securities	10,713	19,062
Gain on termination of interest rate swaps	-	2,096
Income from trading securities	9,695	19,147
Dividend income from available-for-sale equity securities	2,713	91
Loss on other-than-temporarily impaired securities	(31,834)	(1,189)
Unrealized loss on interest rate swaps	(768,268)	-
Total other (loss) income	(749,090)	61,235

Expenses
Distribution fees	1,589	3,647
General and administrative expenses	103,622	62,666
Total expenses	105,211	66,313

Income before income taxes and minority interest	372,215	423,904

Income taxes	25,977	8,870

Income before minority interest	346,238	415,034

Minority interest	58	650

Net income	346,180	414,384

Dividend on preferred stock	21,177	21,493

Net income available to common shareholders	$325,003	$392,891

Net income available per share to common shareholders:
Basic	$0.64	$1.32
Diluted	$0.64	$1.31

Weighted average number of common shares outstanding:
Basic	507,024,596	297,488,394
Diluted	507,024,596	306,263,766

Net income	$346,180	$414,384
Other comprehensive income (loss):
Unrealized gain on available-for-sale securities	319,226	322,264
Unrealized gain (loss) on interest rate swaps	64,080	(378,380)
Reclassification adjustment for gains included in net income	21,121	(19,969)
Other comprehensive income (loss)	404,427	(76,085)
Comprehensive income	$750,607	$338,299

(1)	Derived from the audited consolidated financial statements at December 31, 2007.

CONTACT:
Annaly Capital Management, Inc.
Investor Relations:
1- (888) 8Annaly
www.annaly.com